Dated 12th August 2025

SUPPLY AGREEMENT

by and between

NEWAMSTERDAM PHARMA B.V.

and

A. MENARINI INTERNATIONAL LICENSING S.A.

TABLE OF CONTENTS

1. DEFINITIONS AND INTERPRETATION 1

2. SUPPLY OF PRODUCT 6

3. SUPPLY CHAIN GOVERNANCE 9

4. FORECASTS & ORDERING 9

5. DELIVERY 11

6. PRODUCT ACCEPTANCE, NON-CONFORMING PRODUCT AND SHORTFALLS 13

7. PRICE 15

8. INVOICING AND PAYMENT 15

9. REPRESENTATIONS AND WARRANTIES 17

10. MANUFACTURING TRANSFER 17

11. REGULATORY MATTERS 18

12. COMPLIANCE 19

13. CONFIDENTIALITY 19

14. INDEMNITIES 20

15. LIABILITY 20

16. INSURANCE 20

17. FORCE MAJEURE 21

18. TERM AND TERMINATION 21

19. EFFECTS OF TERMINATION 22

20. INDEPENDENT CONTRACTORS 23

21. NOTICES 23

22. MISCELLANEOUS 25

SCHEDULES

Schedule 1 Facilities

Schedule 2 Drug Product Specifications

Schedule 2.2 CDMOs

Schedule 4.1.1 Long Term Forecast

Schedule 4.1.2 Initial Product Forecast

Schedule 4.2 Initial Purchase Order Template

Schedule 7.1 COGS and Price

1

THIS SUPPLY AGREEMENT (this “Supply Agreement”) is dated 12th August 2025 (the “Effective Date”)

BETWEEN:

1.
NEWAMSTERDAM PHARMA B.V., a company with limited liability incorporated under the laws of the Netherlands, having its registered office at Gooimeer 2-35, 1411 DC Naarden, the Netherlands and registered with the Dutch trade register under number 55971946 (“Supplier”); and
2.
A. MENARINI INTERNATIONAL LICENSING S.A., a company incorporated under the laws of Luxembourg, having its registered offices in 12-C Impasse Drosbach, L-1882 Luxembourg and registered at Luxembourgish Chamber of Commerce under the number RCS B243845 (“Purchaser”)

(each a “Party”, collectively the “Parties”).

BACKGROUND:

A.
Supplier and Purchaser entered into that certain License Agreement, dated June 23, 2022 (the “License Agreement”), pursuant to which Supplier licensed to Purchaser certain intellectual property rights to (i) obtain and maintain Regulatory Approvals (ii) Commercialize and (iii) undertake Local Development, in each case, with respect to Licensed Products in certain specified European countries.
B.
Pursuant to Section 2.4 of the License Agreement, Supplier and Purchaser have agreed to enter into an agreement pursuant to which Supplier will supply to Purchaser, and Purchaser will purchase from Supplier, Drug Products in accordance with the terms and conditions of the License Agreement.
C.
For the avoidance of doubt, this Supply Agreement is the Supply Agreement defined and referred to in the License Agreement.
D.
In accordance with the terms of the License Agreement, Supplier and Purchaser have also agreed to enter into the Quality Agreement, dated at or around the date hereof, with respect to the Drug Products under this Supply Agreement.

THE PARTIES AGREE THAT:

1.
DEFINITIONS AND INTERPRETATION
1.1
Unless otherwise defined in this Supply Agreement, capitalized terms used in this Supply Agreement have the meanings ascribed to them in the License Agreement, as applicable.
1.2
In this Supply Agreement, the following words and expressions shall have the following meanings:

[***];

[***];

[***];

[***];

[***];

[***];

“API” means, on a Drug Product-by-Drug Product basis, the active pharmaceutical ingredient or drug substance used in the manufacture of such Drug Product;

“API Registration Date” means the date on which Supplier’s registration as a wholesale distributor of active substances is granted, or deemed to have been granted, by Farmatec in accordance with Sections 38 and 38a of the Dutch Medicines Act;

“Availability Date” has the meaning given in Clause 5.2.2;

“Batch Certificate” means the signed statement by a representative of Supplier with appropriate authority to formalize the batch certification to accompany each batch of Drug Product Delivered to Purchaser, as further defined in the Quality Agreement, which certifies that such Drug Product has been Manufactured and tested in compliance with cGMP and the applicable Specification;

“Binding Period” has the meaning given in Clause 4.1.3;

“Breaching Party” has the meaning given in Clause 18.2;

“CapEx” means any capital expenditures incurred or committed to by Supplier or its Affiliates in respect of the purchase, financing or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance in the ordinary course of business) related to the Manufacture of Product by or on behalf of Supplier (including by any CDMO) and the supply of Product under this Supply Agreement;

“CDMO” means a Third Party contract development and manufacturing organization that has contracted with Supplier to Manufacture, or engage in Manufacturing activities with respect to, the Product. Schedule 2.2 sets forth the list of CDMOs as of the Effective Date;

“Certificate of Analysis” means the certificate of analysis to accompany each Product Delivered to Purchaser, which certifies that such Product has been tested in compliance with its Specification;

“cGMP” means all then-current applicable requirements and standards for the Manufacture of pharmaceutical products for human use and their components, including, as applicable:

(i) the current Good Manufacturing Practices relevant for the United States, including section 501(a)(2)(B) of the FFDCA (21 U.S.C. § 351(a)(2)(B)), and U.S. Code of Federal Regulations Title 21 parts 210-211, 600 and 610;

(ii) the current Good Manufacturing Practices relevant for the European Union, as defined by the European Commission Directive 2017/1572 as regards the principles and guidelines of good manufacturing practice for medicinal products for human use supplementing Directive 2001/83/CE, as amended and the EudraLex - Volume 4 Good manufacturing practice (GMP) Guidelines, and any other guideline, law, or regulation applicable to the manufacture of medicinal products for human use. For clarity, this clause (ii) shall be applicable to any manufacturer in countries outside of the European Union with respect to the manufacturing of medicinal products intended to be placed on the market in the European Union;

(iii) all Regulatory Approvals and applicable local laws at the site(s) of manufacture or testing, including GUI-001 Good Manufacturing Practices Guide for Drug Products (Canada) and Schedule M of The Drug Rules, Good Manufacturing Practices and Requirements of Premises, Plant, and Equipment for Pharmaceuticals Products (India); and

(iv) with respect to active pharmaceutical ingredients, in addition (as applicable) the International Conference on Harmonization (ICH) current good manufacturing practices, as specified in ICH Q7, and all successor regulations and guidance documents thereto;

“Change Notice” has the meaning given in Clause 2.3.2;

“Change Response” has the meaning given in Clause 2.3.2;

“Commercial API” means obicetrapib from Supplier’s existing inventory of API intended to be used in the Manufacture of Drug Product for commercial purposes;

“Commercially Reasonable Efforts” means, with respect to the Manufacture or supply of Products provided hereunder, the [***];

“Cost of Goods Sold” or “COGS” means, with respect to a Product or Technical API, [***];

“Default Notice” has the meaning given in Clause 18.2;

“Defect” means with respect to a Product, that such Product has not been Manufactured or Delivered in accordance with (a) the applicable Specifications for such Product, (b) cGMP or the requirements under the Quality Agreement or (c) Applicable Law in the countries in which they are Manufactured;

“Delivery” has the meaning given in Clause 5.2.3, and when used as a verb, “Deliver” and “Delivered” shall have a corresponding meaning;

“Delivery Location” means the location for Delivery of a Product as notified to Purchaser by Supplier, which, unless otherwise agreed by the Parties, shall, in each case, be an appropriate location for the collection of the Product at the applicable Facility of the CDMO at which the applicable Product to be Delivered was Manufactured;

“Dispute” has the meaning given in Clause 22.7;

“Drug Product” means the Obicetrapib Product or the Ezetimibe Fixed Dose Combination Product, in each case in bulk tablet form;

“Drug Product Forecast” has the meaning given in Clause 4.1.2;

“Effective Date” has the meaning given in the introductory paragraph hereto;

[***];

“Facility” means the manufacturing facility or facilities of a CDMO at which the Manufacturing of the Product is performed. The list of Facilities as of the Effective Date is as set out in Schedule 1 and may be updated as agreed by the Parties following any changes with respect thereto in the Quality Agreement;

“FDA” means the United States Food and Drug Administration and any successor agency or authority having substantially the same function;

[***];

“Force Majeure” means [***];

“Full Batch” means, with respect to a Drug Product, the registered batch size at each Facility as described in Schedule 1;

“Governmental Entity” means any supranational, international, national, federal, state, provincial, local or foreign court of competent jurisdiction, governmental agency, authority, instrumentality or regulatory body;

[***];

“Indirect Tax” means any sales, use, goods and services, turnover, value-added, or similar tax (together with any penalties in respect thereof and interest thereon);

“Initial Forecast” has the meaning given in Clause 4.1.2;

“Initial Inspection” has the meaning given in Clause 6.3;

“Labelling” means all labels, package inserts, carton imprints and all other markings on packaging for the Products that are defined as labels or labelling under any relevant Regulatory Approval (excluding, for the avoidance of doubt, any transportation packaging);

“License Agreement” has the meaning given in the recitals hereto;

“Major Manufacturing Change” has the meaning given in Clause 2.3.2(b);

“Manufacture” means all activities related to the production, manufacture, processing and filling of any Product, or any intermediate thereof, including process development, process qualification and validation, scale-up, commercial manufacture, analytic development, product characterization, stability testing, quality assurance, and quality control, provided that for the purposes of this Supply Agreement, “Manufacture” shall not include activities directed to finishing, packaging, labelling, quality assurance testing and release (including, as applicable, QP release) of the Product for Commercialization or exploitation in the Territory;

“Manufacturing Change” means changes to the Facilities, Specifications or changes in the Manufacturing process (including test methods), or materials (or sources of materials) used by Supplier, its Affiliates or its CDMOs to Manufacture any Drug Product;

“Manufacturing Transfer” has the meaning given in Clause 10.1;

[***];

“Marketing Authorization” means, with respect to a given Drug Product, the marketing authorization granted by the applicable Regulatory Authority in the Territory that allows the Drug Product to be placed on the market in the Territory, including any variations thereto. For the avoidance of doubt the Marketing Authorization shall include any Drug Product related information approved by the applicable Regulatory Authority in the Territory, for the use of the Drug Product in the Territory, including approved manufacturing sites, manufacturing process, and specifications;

[***];

“Non-Binding Period” has the meaning given in Clause 4.1.4;

“Non-Breaching Party” has the meaning given in Clause 18.2;

“Non-Conforming Product” means any Product, which, at the time of Delivery, contains a Defect or, with respect to any Drug Product, fails to meet the Residual Shelf Life Requirement set out in Clause 6.2;

“Party” has the meaning given in the introductory paragraph hereto;

“Payee” has the meaning given in Clause 8.5;

“Payment Breach Notice” has the meaning given in Clause 8.3.2;

“Personnel” means the employees, officers, agents and contractors of a Party or (where the context requires) of a Party’s Affiliates, excluding, in each case, any CDMOs;

“PQR” means product quality review under cGMP;

“Price” means the price as applicable under Clause 7.1;

“Price Change” means any Annual Price Change or Additional Price Change;

“Product” means Drug Product or the Commercial API, as applicable;

“Purchase Order” has the meaning given in Clause 4.2;

“Purchaser” has the meaning given in the introductory paragraph hereto;

[***];

“Quality Agreement” has the meaning given in Clause 11.1;

“Required Manufacturing Change” has the meaning given in Clause 2.3.3;

“Residual Shelf Life Requirement” has the meaning given in Clause 6.2;

“Shortfall” means the quantity of a Product actually Delivered to Purchaser that is less than [***] of the quantity set out for such Product in the applicable Purchase Order;

“SKU” means, with respect to a Drug Product, a stock keeping unit for that Drug Product (it being acknowledged that there may be more than one (1) SKU for a Drug Product from time to time);

“Specification” means, (a) with respect to a Drug Product, the written specifications for such Drug Product, the references to which are as set forth on Schedule 2 and (b) with respect to Commercial API, the applicable portion of the Drug Product Specifications, in each case ((a) and (b)), as may be amended or replaced from time to time in accordance with this Supply Agreement and the Quality Agreement;

“Supplier” has the meaning given in the introductory paragraph hereto;

“Supplier Territory Manufacturing Change” has the meaning given in Clause 2.3.2(a);

“Supply Agreement” has the meaning given in the introductory paragraph hereto;

“Supply Term” has the meaning given in Clause 18.1;

“Tax” means and includes all forms of taxation, levy, impost or duty and any similar charge, contribution, deduction or withholding and all penalties, charges, surcharges, fines, costs and interest included in, or relating to, any of the foregoing or to any obligation in respect of any of the foregoing;

“Technical API” means obicetrapib from Supplier’s existing inventory of API intended to be used solely for non-commercial (a) research or (b) equipment testing purposes (and for no other use or purpose) in accordance with this Supply Agreement;

“Territory” means the Territory as it is defined in the License Agreement, except for any country that becomes a Terminated Territory pursuant to the License Agreement;

“Third Party” means any Person other than Supplier, Purchaser and their respective Affiliates;

“Third Party Claim” has the meaning given in Clause 14.1;

“Unit” means a single tablet of Drug Product; and

“Withholding Agent” has the meaning given in Clause 8.5.

1.3
In this Supply Agreement, except to the extent expressly provided otherwise herein:
1.3.1
when a reference is made in this Supply Agreement to a Clause or Schedule, such reference is to a Clause of or a Schedule to this Supply Agreement respectively, and all Schedules to this Supply Agreement form a part hereof for all purposes;
1.3.2
the contents page and headings are included for convenience only and shall not affect the interpretation or construction of this Supply Agreement;
1.3.3
where any Party gives in this Supply Agreement any indemnity in favor of the other Party the obligation of the indemnifying Party shall be to make the relevant payment forthwith in full on demand and without any set-off, counterclaim or other deduction (save to the extent required by Applicable Law);
1.3.4
any reference to a Person is also to such Person’s successors and permitted assigns;
1.3.5
any use of the masculine, feminine or neuter gender respectively includes the other genders and any reference to the singular includes the plural (and vice versa);
1.3.6
the words including, includes or include, whenever used in this Supply Agreement, are deemed to be followed by the words “without limitation”; in particular means “in particular but without limitation”, “such as” means “such as without limitation” and other general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things;
1.3.7
any reference to a statute or statutory provision includes any successor legislation thereto, regulations promulgated thereunder, any consolidation or re-enactment, modification or replacement thereof, any statute or statutory provision of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same from time to time except in each case to the extent that any consolidation, re-enactment, modification or replacement enacted after the date of this Supply Agreement would extend or increase the obligations, in any manner (and whether financial obligations or otherwise), of either Party hereunder;
1.3.8
the word “or” is used in the inclusive sense, as in “and/or”;
1.3.9
any reference to writing shall include any modes of reproducing words in a legible and non-transitory form (excluding short-message-service (SMS), e-mail and other electronic communications, save that e-mail may be used as a means of delivering written notice for the purposes of Clause 21 (for example, where a PDF copy of a written notice is sent as an attachment to an e-mail)) and as provided in Clause 21.2;
1.3.10
subject to Clause 2.2, any reference to an obligation of Supplier shall be deemed to be an obligation owed to Purchaser, and any reference to an obligation of Purchaser shall be deemed to be an obligation owed to Supplier;
1.3.11
any obligation on a Party not to do something includes an obligation not to allow that thing to be done;
1.3.12
reference to any date or time is a reference to such date or time in Amsterdam, Netherlands; and
1.3.13
whenever this Supply Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.
1.4
Unless otherwise expressly stated or the context otherwise requires, in case of a conflict between:
1.4.1
the provisions of any Schedule and the provisions of the main body of this Supply Agreement, the provisions of the main body of this Supply Agreement shall prevail;
1.4.2
the provisions of the License Agreement and the provisions of this Supply Agreement, the provisions of the License Agreement shall prevail; and
1.4.3
the provisions of the Quality Agreement and the provisions of this Supply Agreement, the provisions of this Supply Agreement shall prevail, except that with respect to matters solely related to quality, the Quality Agreement shall prevail.
2.
SUPPLY OF PRODUCT
2.1
Drug Product Requirements . Subject to the provisions of this Supply Agreement, during the Supply Term, Purchaser shall, until the Manufacturing Transfer is completed pursuant to and in accordance with Clause 10, exclusively purchase, and Supplier shall supply (or have supplied) to Purchaser, all of Purchaser’s requirements of the Drug Products for Commercialization and Local Development in the Field in the Territory. Purchaser’s rights with respect to its use and exploitation of the Drug Products, including the limitations and restrictions in respect thereof, shall be as set forth in the License Agreement.
2.2
CDMOs . Purchaser acknowledges and agrees that, as of the Effective Date, Supplier has contracted with those CDMOs set forth on Schedule 2.2. Supplier shall not contract with other Third Parties for the Manufacture of the Products without Purchaser’s prior approval. Subject to Clause 6.9.2, Supplier shall be responsible to Purchaser for any actions, omissions and performance of any CDMO contracted by Supplier for the Manufacture of the Products.
2.3
Change Control .
2.3.1
Supplier may not, and shall procure that its CDMOs shall not, implement any Manufacturing Change that requires notification to or the approval of a Regulatory Authority in the Territory, or requires approval of Purchaser under the terms of the Quality Agreement, until such Manufacturing Change has been notified as required under Applicable Law, has the relevant approval from the applicable Regulatory Authority in the Territory or has been approved by Purchaser under the terms of the Quality Agreement (as applicable).
2.3.2
Subject to Clause 2.3.1 and Clause 2.3.4, Supplier has the right to propose Manufacturing Changes with respect to any Drug Product (including, for clarity, changes to, or the addition of, Facilities) as further set forth in this Clause 2.3 and in accordance with any applicable requirements set forth in the Quality Agreement. Unless otherwise agreed by the Parties, any Manufacturing Changes proposed by Supplier shall have a minimum target term for implementation of [***] from the date of the relevant Change Notice; unless a shorter time period (a) is required by a Regulatory Authority or (b) is necessary, in Supplier’s reasonable opinion, due to safety or other regulatory concerns or as a result of recalls. If Supplier wishes to make a Manufacturing Change with respect to any Drug Product, it shall provide Purchaser with prompt written notice of such determination and description of such proposed Manufacturing Change, including expected timelines for implementation (a “Change Notice”). Upon receipt of a Change Notice, Purchaser shall promptly assess such proposed Manufacturing Change and, upon assessment of such change, and in no event no later than next meeting of the Parties or the JCC in accordance with Clause 3.1 (provided that such meeting takes place not earlier than [***] Business Days of receipt of such Change Notice), Purchaser shall provide written notice to Supplier confirming the regulatory impact, including the impact on Purchaser’s ability to obtain or maintain the applicable Marketing Authorization, if any, for the Territory with any estimated filing, notice and approval dates, as applicable and as available (“Change Response”). If Supplier reasonably believes that implementation of a proposed Manufacturing Change may be required by a Regulatory Authority on a shorter time period than the time periods set out in this Clause 2.3.2, then Supplier shall include such timelines in the applicable Change Notice. If Purchaser believes such proposed Manufacturing Change (x) impacts Purchaser’s ability to obtain or maintain the applicable Marketing Authorization, (y) requires notice to or approval of a Regulatory Authority in the Territory or (z) requires approval of Purchaser under the terms of the Quality Agreement, then Purchaser shall include in the Change Response a request to meet with Supplier to determine if such proposed Manufacturing Change meets subclauses (x) through (z) above. Within [***] Business Days of Supplier’s receipt of Purchaser’s request to meet, or such shorter time period as may be required by such Regulatory Authority, the Parties shall meet and determine if such Manufacturing Change would (i) impact Purchaser’s ability to obtain or maintain the applicable Marketing Authorization, (ii) require notice to or approval of a Regulatory Authority in the Territory or (iii) require approval of Purchaser under the terms of the Quality Agreement. Any determination with respect to notice to or approval of a Regulatory Authority in the Territory shall be subject to Section 2.2.2 of the License

Agreement. Purchaser shall provide a Change Response to Supplier within [***] Business Days of receipt of such Change Notice.
(a)
If a proposed Manufacturing Change other than a Required Manufacturing Change for which Supplier has provided a Change Notice (i) does not impact Purchaser’s ability to obtain or maintain the Drug Product’s Marketing Authorization and (ii) does not require notice to or approval of any Regulatory Authority in the Territory and (iii) does not require approval of Purchaser under the terms of the Quality Agreement, as determined in accordance with Clause 2.3.2 (each, a “Supplier Territory Manufacturing Change”), then Supplier may implement or procure the implementation of such Supplier Territory Manufacturing Change without further approval from Purchaser; provided that Supplier keeps Purchaser reasonably informed regarding the implementation of such Supplier Territory Manufacturing Change. Supplier shall have the final say with respect to any Supplier Manufacturing Change. The costs of any Supplier Manufacturing Change will be borne by [***].

(b)
If a proposed Manufacturing Change other than a Required Manufacturing Change for which Supplier has provided a Change Notice (i) impacts Purchaser’s ability to obtain or maintain the Drug Product’s Marketing Authorization, (ii) requires notification to or the approval of a Regulatory Authority in the Territory, (iii) or requires approval of Purchaser under the terms of the Quality Agreement, as determined in accordance with Clause 2.3.2 (each, a “Major Manufacturing Change”), then Purchaser shall, as applicable (x) file any required notifications with the applicable Regulatory Authorities or (y) upon approval of such Major Manufacturing Change in accordance with this Clause 2.3.2(b), [***] obtain any required approvals from the applicable Regulatory Authorities, in each case ((x) and (y)), as soon as possible. Purchaser shall, in accordance with and subject to Section 2.2.3 of the License Agreement, be responsible for communications with the Regulatory Authorities in the Territory with respect to any such notifications or approvals and for filing any necessary documents or consents required to obtain any such approval or with respect to any required notification (as applicable). Supplier shall, upon the request of Purchaser, provide reasonable cooperation with any such filing to the extent reasonably required. Purchaser shall promptly, and in no event later than [***] Business Days thereafter, notify Supplier upon receipt of any required approval from the applicable Regulatory Authority or the filing of any required notification in order to enable Supplier to implement or procure the implementation of the Major Manufacturing Change. If Purchaser does not obtain approval of the Major Manufacturing Change from the applicable Regulatory Authority in a country in the Territory, or if Purchaser becomes aware of a potential failure to timely receive such approval, Purchaser shall promptly, and in no event later than [***] Business Days thereafter, notify Supplier thereof. In such event, the Parties shall discuss in good faith potential options with respect to such Major Manufacturing Change and agree on any such Major Manufacturing Change before it is implemented. Any Major Manufacturing Change that impacts Purchaser’s ability to obtain or maintain the Drug Product’s Marketing Authorization or requires the approval of a Regulatory Authority in the Territory or approval of Purchaser under the terms of the Quality Agreement shall require the mutual agreement of the Parties and the approval of the Regulatory Authority (as applicable) prior to implementation. In the event the Parties are unable to agree, then such decision regarding the Major Manufacturing Change would be deadlocked; provided that Purchaser shall have final say with respect to any such Major Manufacturing Change to the extent relating solely to the Territory. The costs of any Major Manufacturing Change will be allocated in accordance with Clause 2.3.4.

2.3.3
If a Regulatory Authority requests or requires any Manufacturing Change, or Supplier determines in good faith a Manufacturing Change is required to comply with Applicable Law, with respect to the Manufacture of a Drug Product or its Specifications (each, a “Required Manufacturing Change”), then the Parties shall each, acting reasonably and in good faith, use reasonable endeavors to agree an action plan in relation to the implementation of such Required Manufacturing Change within [***] Business Days, or such shorter time period as may be required by such Regulatory Authority, of receipt of notice from the Regulatory Authority of the Required Manufacturing Change. If either Party receives notice, or is otherwise informed of, any Required Manufacturing Change, such Party will deliver notice thereof to the other Party as promptly as practicable, and in no event later than [***] Business Days thereafter. Supplier shall have the final say with respect to any Required Manufacturing Changes. The costs of any Required Manufacturing Change will be allocated in accordance with Clause 2.3.4.
2.3.4
[***] shall bear any implementation costs associated with a Major Manufacturing Change or a Required Manufacturing Change, unless [***].
3.
SUPPLY CHAIN GOVERNANCE
3.1
Supply Chain Governance . The Parties shall meet to discuss supply issues relating to the Drug Product, including Manufacturing capacity, forecasting, Delivery dates, Manufacturing Changes, quality issues and deviation management and business continuity planning on a quarterly basis or more frequently as reasonably requested by either Party during the Supply Term. Until the disbandment of the JCC in accordance with the License Agreement, the Parties shall report any material supply issues to the JCC. For clarity, such meetings shall be with respect to supply of Drug Product only, and not supply of API or the Manufacturing Transfer.
4.
FORECASTS & ORDERING
4.1
Forecasts. Supply of Drug Product under this Supply Agreement shall be pursuant to forecasts and orders submitted by Purchaser, as further described in this Clause 4.
4.1.1
Long Term Forecast. Set forth on Schedule 4.1.1 is an initial long-term forecast of Purchaser’s anticipated volume requirements for the Drug Product for [***]. During the Supply Term, Purchaser shall provide to Supplier [***], an updated non-binding written forecast of Purchaser’s good-faith estimate of its anticipated volume requirements on an SKU basis in Units, which forecast quantities shall be equivalent to whole number multiples of Full Batches, for each Drug Product [***], or such shorter period remaining under the Supply Term.
4.1.2
Rolling Monthly Forecast. Set forth on Schedule 4.1.2 is an initial Drug Product Forecast (“Initial Forecast”). After the Effective Date, [***], Purchaser shall submit to Supplier a rolling forecast (in a format agreed by the Parties) that sets forth Purchaser’s good faith estimate of its anticipated monthly volume requirements for each Drug Product on an SKU basis in Units, which forecast quantities shall be equivalent to whole number multiples of Full Batches, for at least the [***] (“Drug Product Forecast”), or such shorter period remaining under the Supply Term. The Drug Product Forecast shall identify Drug Products on an SKU basis.
4.1.3
Binding Period. The forecast quantities for the [***] set out in the then-current Drug Product Forecast (the “Binding Period”) shall be binding on Supplier and Purchaser, and the forecast quantities included for each Drug Product in any month in the Binding Period may not be varied in any subsequent Drug Product Forecast unless Supplier otherwise agrees in writing.
4.1.4
Non-Binding Period. Subject to Clause 4.1.5, the forecast quantities for the [***] period following the Binding Period in a Drug Product Forecast (the “Non-Binding Period”) shall be non-binding, and Purchaser may amend the forecast quantities set forth in any month in the Non-Binding Period until such month becomes a month in the Binding Period.
4.1.5
Missing Forecasts. Without prejudice to Purchaser rights and Supplier obligations under this Supply Agreement, if Purchaser fails to provide a Drug Product Forecast to Supplier, then the next [***] of the last-submitted Drug Product Forecast shall then become the [***] of the current Drug Product Forecast. If Purchaser fails to provide [***] Drug Product Forecasts, then such failure shall constitute a material breach of this Supply Agreement, subject to a reasonable opportunity to cure as set forth in Clause 18.2.
4.2
Purchase Orders.
4.2.1
On or before the [***] Business Day of each month of the Supply Term, Purchaser shall deliver to Supplier a written purchase order (“Purchase Order”) for such month corresponding to the forecast quantities entering the Binding Period for such Drug Products set forth for such month of the then-applicable Drug Product Forecast.
4.2.2
Supplier will notify Purchaser [***] days after the API Registration Date, and within [***] days after receipt of such notice from Supplier, Purchaser shall deliver to Supplier a Purchase Order for [***] of Commercial API. For the avoidance of doubt, Supplier shall have no obligation to supply Commercial API until after the API Registration Date and after submission of a Purchase Order with respect thereto.
4.2.3
The initial template for Purchase Orders is set forth on Schedule 4.2. Each Purchase Order shall specify:
(a)
the Products ordered,
(b)
the quantities of each Product ordered,
(c)
the Price for the Products ordered, and
(d)
the requested delivery date.
4.3
Minimum Order Quantities . Unless otherwise agreed by the Parties with respect to a particular Purchase Order, all quantities of Drug Product, on an SKU basis, ordered by Purchaser in a particular Purchase Order shall be for the Unit equivalent of one (1) Full Batch or a whole number multiple of the registered batch size at each manufacturing site as described in Schedule 1. If the volume specified in a Purchase Order is not equivalent to a whole number multiple of a Full Batch, such volume shall be rounded up by the minimum amount necessary for such volume to equal a whole number multiple of a Full Batch, and Purchaser shall be deemed to agree to this change. For each Calendar Year in the Supply Term, no later than the preceding [***] of such Calendar Year, Supplier shall provide to Purchaser an annual plan setting out its reasonable estimate of the monthly production split of Drug Product it anticipates to be Manufactured at each Facility for such Calendar Year.
4.4
CapEx. [***] shall be responsible for the cost of [***] of the CapEx, provided that the total balance of the CapEx shall be [***].
4.5
Order Confirmation. Supplier shall promptly respond to each Purchase Order received from Purchaser. Unless otherwise agreed by the Parties, Supplier shall be obliged to acknowledge and accept Purchase Orders that are delivered in accordance with Clause 4.2 and comply with the requirements of Clause 4.3. Supplier’s response shall include confirmation of the delivery date and the Delivery Location for such Purchase Order. In the event that Supplier fails to respond to any Purchase Order that is delivered in accordance with Clause 4.2 and complies with the requirements of Clause 4.3 within [***] Business Days of receipt of such Purchase Order, Supplier shall be deemed to have acknowledged and accepted that Purchase Order. For clarity, Supplier shall not be obliged to accept any Purchase Order that is in excess of the forecast quantities for such Drug Products set forth for such month in the Binding Period of the then-applicable Drug Product Forecast. Supplier will try to accommodate any increases in the demand that occur within the Binding Period.
4.6
Amendments to Purchase Order. To the extent that Supplier proposes an amendment to a Purchase Order, including to account for differences in the applicable Full Batch size at the applicable Facility that will manufacture such Drug Product, Purchaser shall respond to any proposed amendments as soon as reasonably possible, and in any event within [***] Business Days, confirming whether it accepts or rejects such proposed amendments. If Purchaser:
4.6.1
accepts such amendments or fails to respond within [***] Business Days of Supplier’s proposed amendments, then the Purchase Order will be amended accordingly and such Purchase Order with the relevant amendment(s) shall be binding on both Parties; or
4.6.2
rejects such proposed amendments, then the Parties will discuss the proposed amendments in good faith as promptly as practicable, but not more than [***] Business Days following such rejection.

If the Parties cannot agree on an amendment to a Purchase Order pursuant to this Clause 4.6, the Purchase Order initially submitted without the proposed amendments shall be binding on the Parties to the extent it is delivered in accordance with Clause 4.2 and complies with the requirements of Clause 4.3, provided that (a) notwithstanding the foregoing, Supplier may amend the quantities of Drug Product ordered to account for differences in the applicable Full Batch size at the applicable Facility that will manufacture such Drug Product (for clarity, unless otherwise agreed by the Parties with respect to a Purchase Order, Supplier shall not amend the number of Full Batches ordered but only make such amendments to account for differences in the Full Batch size at the applicable Facility); and (b) Supplier may refer the matter for resolution in accordance with Clause 22.7.

4.7
Cancellation. Purchase Orders shall be placed on a [***].
4.8
Supplier’s Fulfillment of Purchase Orders. Subject to Clause 5.2.1, Clause 5.2.6 and Clause 5.4, Supplier shall [***].
5.
DELIVERY
5.1
Delivery. Subject to Clause 4.8, Supplier shall deliver to Purchaser the Products ordered pursuant to a given Purchase Order EXW (as defined in INCOTERMS 2020 edition, published by the International Chamber of Commerce, ICC Publication 560) at the Delivery Location as specified in Supplier’s Purchase Order confirmation provided pursuant to Clause 4.5, unless such location is otherwise amended in accordance with Clause 4.6. Risk of loss or damage to Products and title to the Product shall pass to Purchaser upon Delivery of the Products at the Delivery Location.
5.2
Delivery Date .
5.2.1
Supplier shall, by placing timely orders with Supplier’s CDMOs (in respect of Drug Product only), make Products available for collection within [***] days of the delivery date for such Products as specified in Supplier’s Purchase Order confirmation provided pursuant to Clause 4.5, unless such date is otherwise amended in accordance with Clause 4.6. Supplier shall provide notice to Purchaser if Supplier’s date of delivery is early or delayed.
5.2.2
Supplier shall notify Purchaser when Product will be available for collection by Purchaser (or its carrier or designee) at the Delivery Location [***] days prior to such Product being available for collection (such date of the Product being available for collection, the “Availability Date”). Purchaser shall respond to Supplier within [***] days after receipt of Supplier’s notification of the Availability Date confirming when Purchaser (or its carrier or designee) will collect the Product from the Delivery Location, and Purchaser shall collect the Product from the Delivery Location within [***] days after the Availability Date.

5.2.3
Delivery of Product shall occur on the earlier of (a) collection of the Product by Purchaser (or its carrier or designee), and (b) [***] day after the Availability Date (“Delivery”).
5.2.4
If for any reason Purchaser fails to arrange for its carrier to arrive at the Delivery Location for collection on the Availability Date, Supplier will request that the applicable CDMO continue to store or procure the storage of the Product at the Delivery Location for up to [***] days after the Availability Date until Purchaser collects such Product. Supplier shall notify Purchaser of any costs incurred with respect to storage of the Product at the Delivery Location, which shall be borne by Purchaser. Supplier shall issue an invoice to Purchaser for such reasonably and actually incurred and documented additional costs within [***] Business Days after such incurrence, and Purchaser shall pay such amount to Supplier within [***] days after Purchaser’s receipt of such invoice.
5.2.5
If for any reason Suppliers fails to deliver the Product at the Delivery Location on the Availability Date and does not notify Purchaser if Supplier’s date of delivery is early or delayed with more than [***] notice before the Availability Date, and, as a direct result thereof, Purchaser incurs additional logistic costs to arrange for its carrier to reschedule or cancel its collection, Purchaser shall issue an invoice to Supplier for such reasonably and actually incurred and documented additional logistic costs within [***] Business Days after such incurrence, and Supplier shall pay such amount to Purchaser within [***] days after Supplier’s receipt of such invoice. Purchaser shall use commercially reasonable efforts to mitigate any such additional logistic costs in arranging for its carrier to reschedule or cancel its collection.
5.2.6
Supplier shall not be liable for any delay in Delivery of the Product that is caused by Force Majeure, by Purchaser’s negligence or breach of this Supply Agreement or by Purchaser’s failure to provide Supplier with any relevant instruction related to the supply of the Product.
5.3
Documentation. On Delivery, Supplier shall provide to Purchaser a Batch Certificate and a Certificate of Analysis for the Drug Product Delivered or a Certificate of Analysis for the Commercial API Delivered, as applicable, and any other documentation required to be provided on Delivery as expressly set forth in the Quality Agreement or as mutually agreed by the Parties from time to time. All such documents shall be supplied in the English language where available and as per the Quality Agreement.
5.4
Quantity. In respect of all Purchase Orders, Supplier shall be entitled to Deliver quantities of Products that are plus or minus [***] of the quantity set out in the Purchase Order, and Purchaser shall not be entitled to reject any Delivery on this basis.
5.5
Testing, Packaging and Labelling. Supplier shall, or shall cause its CDMOs to, package the Products ready for collection in accordance with its customary practices and any requirements set forth in the applicable Specifications with respect to the packaging required for Delivery. Prior to Delivery, Supplier shall, subject to Clause 5.7, perform, or procure the performance of, required stability and manufacturing release testing for the Product pursuant to the applicable Specifications, cGMP and the Quality Agreement, as applicable. Supplier shall label the Products in compliance with cGMP and as necessary to identify the content of the respective Product. Purchaser is otherwise responsible for all Labelling and packaging the Drug Products for Commercialization and use in the Territory as further set forth in and in accordance with Section 2.2.6 of the License Agreement. The Delivery of Drug Product will be performed by Supplier using Europallet (EPAL).
5.6
Shipping/Insurance . Supplier shall be responsible for procuring that its CDMOs obtain all licenses or other authorizations required for the Manufacture of the Product for supply to Purchaser in accordance with the terms of this Supply Agreement. Supplier shall be duly authorized for activities under its responsibility under this Supply Agreement. Purchaser shall be responsible for obtaining all licenses or other authorizations for the exportation of Products from the country of the Delivery Location and importation of the Products into destination country, and shall contract for shipping and insurance of the Products from the Delivery Location, [***]. All freight, insurance and other shipping expenses, as well as any special packing expense, shall be paid by [***]. [***] bear all applicable Taxes, duties and similar charges that may be assessed against any Products after Delivery.
5.7
Product Release for the Territory.
5.7.1
Supplier shall be responsible for the Drug Product manufacturing release for export to the Territory, as applicable, in line with cGMP, including providing the Batch Certificate upon Delivery. Supplier shall be responsible for providing Purchaser with the documents required by cGMP, as set out in the Quality Agreement. Supplier shall procure that the Product is Manufactured, and shall supply the Product, in each case, in compliance with cGMP.
5.7.2
Purchaser shall be responsible for all post-production release, including QP release and certification of the Drug Product for Commercialization and use in the Territory. Purchaser shall be responsible for and shall perform all QP and commercial release requirements for use and commercialization of the Product in the Territory as specified under Applicable Law and as set forth in the Quality Agreement.
6.
PRODUCT ACCEPTANCE, NON-CONFORMING PRODUCT AND SHORTFALLS
6.1
Acceptance; Rejection . Purchaser shall not be entitled to reject any Delivery of Product except in accordance with this Clause 6. For the avoidance of doubt, if Purchaser fails to inspect the Product or notify Supplier within the agreed timeframes, Purchaser shall be deemed to have accepted the relevant Delivery of Product.
6.2
Residual Shelf Life Requirement. With the exception of any Delivery of Drug Product made with respect to Purchaser’s first Purchase Order during the Supply Term, for each Delivery of Drug Product made during the Supply Term, at the time of Delivery, no more than [***] of the Drug Product’s total registered shelf life approved in the Specifications for the applicable Drug Product will have expired, unless an alternative residual shelf life requirement is agreed by the Parties with respect to a particular Purchase Order (“Residual Shelf Life Requirement”). In the event that Drug Products cannot be Delivered meeting such Residual Shelf Life Requirement, Supplier shall promptly inform Purchaser in writing before confirming any Delivery pursuant to Clause 5.2.2, and Purchaser may cancel such Purchase Order. For the avoidance of doubt, the Residual Shelf Life Requirement shall not apply to any Delivery of Drug Product made with respect to Purchaser’s first Purchase Order. For any Delivery of Drug Product made with respect to Purchaser’s first Purchase Order during the Supply Term, at the time of Delivery, unless there is a major Manufacturing deviation impacting the shelf life of such Drug Product, no more than [***] of the Drug Product’s total registered shelf life approved in the Specification for the applicable Drug Product will have expired.
6.3
Inspection. Purchaser shall exercise reasonable diligence to identify any Shortfall or Defects with any Delivery of Product after receipt by Purchaser. Without limiting the foregoing, all Product Delivered to Purchaser or its designee shall be subject to Initial Inspection by Purchaser. For the purposes of this Supply Agreement, “Initial Inspection” shall mean:
6.3.1
comparing the applicable Purchase Order against the documentation accompanying the Delivery to verify that the identity, quantity and exterior Product Labelling comply with the Product ordered;
6.3.2
visually inspecting the exterior of the Product to verify that the Delivery appears to be in good condition; and
6.3.3
to the extent not already reviewed by Purchaser, reviewing the Batch Certificate, Certificate of Analysis and any other delivery documentation provided to confirm compliance with the applicable Specifications.

6.3.4
For clarity, Purchaser shall not be required to perform any analytical control on the Product nor direct inspection as part of the Initial Inspection.
6.4
Conforming Products . Supplier warrants that Products supplied by Supplier pursuant to this Supply Agreement shall conform to the applicable Specifications at the time of Delivery by Supplier. Supplier shall [***] procure that the Products are Manufactured in all material respects in compliance with:
6.4.1
the applicable Specifications;
6.4.2
cGMP;
6.4.3
the Quality Agreement; and
6.4.4
all Applicable Law in the countries in which they are Manufactured.
6.5
Shortfall or Non-Conforming Product .
6.5.1
Purchaser shall, within [***] of Purchaser first becoming aware, notify Supplier of any Shortfall or Non-Conforming Product in any Delivery of Products, and shall provide Supplier with a reasonably detailed written report of the alleged Shortfall or Non-Conforming Product, in each case, promptly thereafter and not later than [***] after Delivery, for any Shortfall or any Non-Conforming Product that is reasonably discoverable within such time period; or, for any Defect that is not reasonably discoverable within such time period, [***] after such Defect has become apparent to Purchaser, but in any event no later than the actual date of expiry of the shelf life of the applicable Product.
6.5.2
With respect to any alleged Non-Conforming Product, until such time it is determined whether such Product is Non-Conforming Product in accordance with this Clause 6, Purchaser shall (a) maintain a “hold” or “unpassed” status on such Product, (b) not release such Product into passed inventory of Purchaser and (c) hold and maintain such Product in appropriate storage and temperature control conditions, including any such storage conditions set forth in the applicable Specifications.
6.6
Supplier Review and Inspection. Supplier shall review any written notice of (a) a Shortfall within [***] after or (b) Non-Conforming Product within [***] after, as applicable, the receipt of Purchaser’s notice in accordance with Clause 6.5. All claims made by Purchaser regarding a Shortfall or Non-Conforming Product shall be handled on a case-by-case basis, and during the above review time (no more than [***] for Shortfalls and no more than [***] for Non-Conforming Product) Supplier shall have the right to inspect any quantity of Products involved. Purchaser shall comply with Supplier’s reasonable requests with respect to Supplier’s review and inspection, including by providing applicable documents, samples and quantities of the alleged Non-Conforming Product to Purchaser. Supplier shall finalize its review of any written notice of a Shortfall and shall [***] finalize its review of any written notice of Non-Conforming Product within the time periods set forth in this Clause 6.6.
6.7
Disagreement . If the Parties disagree as to whether there is a Shortfall or a Product is a Non-Conforming Product, which disagreement cannot be resolved by the Parties within [***].
6.8
[***]
6.9
Remedies for Shortfall or Defect. Provided Purchaser has duly notified Supplier of a Shortfall or a Non-Conforming Product in accordance with Clause 6.5 and Supplier agrees following its review of such written notice, and inspection (if any) of alleged Shortfall or Non-Conforming Product, pursuant to Clause 6.6 with such Shortfall or Non-Conforming Product identified by Purchaser, or such Shortfall or Non-Conforming Product is finally determined pursuant to Clause 6.7 or Clause 6.8:

6.9.1
Subject to Clause 6.9.2, if such Shortfall or Non-Conforming Product is determined to be the result of Supplier’s gross negligence, willful misconduct, or breach of Clause 5.1, Clause 5.2.1, Clause 5.2.2, Clause 5.3, Clause 5.5 or breach of Applicable Law, then:
(a)
in the case of any Shortfall, [***]:
(i)
[***]; or
(ii)
[***]
(b)
in the case of any Non-Conforming Product,
(i)
[***]; and
(ii)
[***].
6.9.2
[***].
6.10
Sole Remedy for Shortfall or Non-Conforming Product . Subject to Clause 15, the rights and remedies set out in this Clause 6 shall be Purchaser’s sole right and remedy in relation to the Delivery of any Shortfall or Non-Conforming Product.
7.
PRICE
7.1
Product Price. The Price payable by Purchaser for Product Delivered hereunder shall be equal to [***] of the COGS of such Product. The calculation of COGS and Price payable as of the Effective Date by Purchaser under this Supply Agreement for the Products are specifically identified in Schedule 7.1.
7.2
Supplier Price Changes. [***].
7.3
[***].
7.4
[***].
7.5
CapEx Reporting. [***].
7.6
Currency. Unless otherwise agreed between the Parties, all amounts to be paid by Purchaser under this Supply Agreement shall be payable in United States dollars ($).
7.7
Audit. At the request of Purchaser, Supplier shall permit an independent auditor designated by Purchaser at reasonable times and upon reasonable notice which, in no event, shall be less than [***] Business Days in advance, to audit the books and records to ensure the accuracy of all reports and payments made hereunder. Except as provided below, the cost of this audit shall be borne by [***].
8.
INVOICING AND PAYMENT
8.1
Invoicing. All Purchase Orders under this Supply Agreement shall be invoiced at the time Supplier accepts such Purchase Order in accordance with Clause 4.4 at the applicable Price. Any other costs, expenses or other sums which may be chargeable by Supplier under this Supply Agreement shall be invoiced by Supplier in arrears, on a monthly or a less frequent basis as Supplier may (in its sole discretion) decide, however, not less frequent than quarterly.
8.2
Payment. Subject to Clause 8.1, Purchaser shall pay to Supplier the amount set forth in each invoice submitted under this Supply Agreement [***] days after Purchaser’s receipt of such invoice. All payments due to Supplier under this Supply Agreement are exclusive of any customs or excise duties that may be chargeable, which Purchaser shall pay in addition at the rate and in the manner for the time being prescribed by Applicable Law. Without limiting the foregoing, in the event that Purchaser has not paid in full any amount due under the invoice issued with respect to a Purchase Order in accordance with this Clause 8.2, then, without limiting Clause 8.3, Supplier may delay or otherwise withhold Delivery of any Product under such Purchase Order until such time that Purchaser has paid such invoice in full in accordance with this Clause 8.2. Any delay or withholding of a Delivery arising from any such non-payment shall not be deemed to be a breach of Supplier’s obligations with respect to Delivery under Clause 5.2.
8.3
Failure to Timely Pay . If a Party fails to pay any amount payable under this Supply Agreement by the due date for payment, including for any Purchase Order that Purchaser cancels (in accordance with Clause 4.7), then:
8.3.1
interest shall accrue on that amount for the period beginning on the due date for payment and ending on the date of actual payment (both before and after judgment) at a monthly rate of [***]. Interest shall be calculated for the actual number of days elapsed, shall accrue from day to day, and shall be compounded monthly; and
8.3.2
if amounts are payable by Purchaser after the timeframe set forth in Clause 8.2, without prejudice to Clause 8.3.1 and subject to giving [***] prior written notice of its intention to do so (such notice, a “Payment Breach Notice”), and provided that such amounts are undisputed, Supplier shall be entitled, at its election, to (i) suspend any of its obligations under this Supply Agreement (including any Delivery obligations) until such time as any unpaid amounts have been paid in full or (ii) terminate this Supply Agreement in full in accordance with Clause 18.2 (with such failure to pay being deemed a material breach of Purchaser’s material obligations).
8.4
Tax Generally . Except as provided in Clause 8.5 and Clause 8.6, each Party shall be solely responsible for paying any and all Taxes (other than withholding Taxes required by Applicable Law to be deducted from payments and remitted by the other Party) levied on account of, or measured in whole or in part by reference to, any income it receives or is deemed to be receiving for Tax purposes in connection with this Supply Agreement.
8.5
Withholding Taxes. Any payments made pursuant to this Supply Agreement to a Party or its applicable Affiliate (each, a “Payee”) shall be made free and clear, and without any deduction or withholding on account of Taxes unless such deduction or withholding is required under Applicable Law. If one Party (or its Affiliate) (the “Withholding Agent”) is required to deduct or withhold any Tax from any payment hereunder to the Payee, then the Withholding Agent shall (a) be authorized to deduct and withhold such Tax in accordance with the Applicable Law, (b) timely remit the amount of Tax deducted and withheld to the applicable Governmental Entity and (c) provide the Payee within a reasonable period of time evidence that such Tax has been so remitted for the benefit of the Payee. The Parties shall, and shall cause their respective Affiliates to, cooperate reasonably with each other to minimize the amount required to be deducted or withheld from any payment to a Payee, to the extent permitted by Applicable Law. If a Payee is entitled under an applicable income tax treaty to a reduction of the rate of, or an exemption from, applicable withholding Tax, such Payee shall deliver to the Withholding Agent or the appropriate Governmental Entity (with the assistance of the Withholding Agent, if reasonably required and is requested in writing) the prescribed forms necessary to obtain such reduction of or exemption from withholding Tax. Such forms shall be delivered at [***] prior to payment of any such applicable Tax. The Withholding Agent shall transfer to the applicable Payee within [***] of receipt any amount of Tax previously deducted or withheld in respect of any payment made pursuant to this Supply Agreement to the extent any amount of such Tax is refunded in whole or in part to the Withholding Agent by the applicable Governmental Entity or other fiscal authority, plus any interest in respect of such refunded amount of Tax received by the Withholding Agent from such Governmental Entity or fiscal authority.
8.6
Indirect Tax. All amounts mentioned in and all payments made under this Supply Agreement are stated exclusive of Indirect Tax. If any Indirect Tax is required by Applicable Law and chargeable by Supplier in respect of any such payments, Purchaser shall pay such Indirect Tax at the applicable rate in respect of any such payments following the receipt, where applicable and charged by Supplier, of an Indirect Tax invoice in the appropriate form issued by Supplier in respect of those payments, such Indirect Tax to be payable on the later of (a) the due date of the payment of the payments to which such Indirect Tax relates, and (b) the receipt of the respective Indirect Tax invoice in the appropriate form issued by Supplier. If and to the extent any invoice is not initially issued in an appropriate form, the Parties shall cooperate to provide such information or assistance as may be necessary to enable the issuance of such invoice consistent with Indirect Tax requirements. If the Indirect Taxes actually chargeable in respect of any payments or consideration turn out to be higher or lower than the amount shown on the relevant invoice (including if no Indirect Taxes have been invoiced at all), the Parties shall fully cooperate with each other to reflect a proper Indirect Tax treatment without undue delay.
9.
REPRESENTATIONS AND WARRANTIES
9.1
Representations and Warranties. Supplier and Purchaser each represents and warrants to the other that:
9.1.1
Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Supply Agreement.
9.1.2
Authorization. The execution and delivery of this Supply Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (a) such Party’s charter documents, bylaws, or other organizational documents, (b) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound, (c) any requirement of any Applicable Law or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or Governmental Entity presently in effect applicable to such Party.
9.1.3
Binding Agreement. This Supply Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).
9.1.4
No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Supply Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.
9.2
Exclusions. THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED IN THE FIRST SENTENCE OF CLAUSE 6.4 AND CLAUSE 9.1, ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
10.
MANUFACTURING TRANSFER
10.1
Manufacturing Transfer. Subject to the remainder of this Clause 10, unless otherwise agreed by the Parties, after the Effective Date, the Parties will initiate the process to have the Drug Products (but not any API, nor any of the API in such Drug Products) Manufactured by Purchaser or by a Third Party contract manufacturer appointed by Purchaser (the “Manufacturing Transfer”), and Purchaser may request that Supplier provide reasonable assistance to Purchaser in respect thereof, as and to the extent set forth in Clause 10.2.
10.1.1
Any activities under, or the process of, the Manufacturing Transfer shall not adversely affect Supplier’s manufacturing capacity, operational resources or commitments to other customers.

10.1.2
For the avoidance of doubt, both Parties shall continue to comply with the terms and conditions of this Supply Agreement, including with respect to Drug Product Forecasts, Purchase Orders, Price Changes and minimum order quantities, during any period following initiation of the Manufacturing Transfer pursuant to this Clause 10.1 and until the effective date of termination of this Supply Agreement. If, due to timing of completion of the Manufacturing Transfer, Purchaser delivers an expedited Purchase Order with a requested delivery date before the [***] month after the month in which such Purchase Order was placed, or a Purchase Order otherwise not complying with the requirements of Clause 4.2 or Clause 4.3, Supplier shall promptly respond to Purchaser in writing if it accepts or rejects such Purchase Order, and, if accepted, Supplier’s proposed Price and the Agreed Delivery Date for such Purchase Order. Purchaser shall respond to Supplier’s proposals within [***] Business Days confirming whether it accepts or rejects such proposals in accordance with Clause 4.6.
10.1.3
Notwithstanding Section 3.3.1(i) of the License Agreement, Supplier hereby grants to Purchaser a non-exclusive, non-transferable (except in accordance with Clause 22.4), non-sublicensable (except to permitted subcontractors under Section 2.5 of the License Agreement) license under the Licensor Patents and the Licensor Know-How (a) to Manufacture or have Manufactured finished Drug Product (in tablet form, and only in the applicable dosage and formulation as set forth in (or anticipated by) the License Agreement) from or using only (i) the Drug Product or (ii) with respect to any obicetrapib in such finished Drug Product, the Commercial API, in each case ((i) and (ii)), supplied to Purchaser by Supplier under this Supply Agreement; and (b) to use the Technical API supplied under this Supply Agreement solely for non-commercial (i) research or (ii) equipment testing purposes, in each case ((i) and (ii)), only as part of the Manufacturing Transfer and for no other use or purpose. For the avoidance of doubt, Purchaser shall not use the Technical API for the Manufacture of any Drug Product that may be released for Commercialization or use in the Territory.
10.2
Manufacturing Transfer Activities. The Manufacturing Transfer shall be in respect of the transfer of the Manufacture and supply of Drug Products in tablet form only, and in the applicable dosage and formulation as set forth in (or anticipated by) the License Agreement, and in no event shall the Manufacturing Transfer be in respect of API other than through the supply of Technical API solely for non-commercial (i) research or (ii) equipment testing purposes (and for no other use or purpose) under Clause 10.2.4. Supplier’s assistance with respect to the Manufacturing Transfer shall, unless otherwise agreed by the Parties, be limited to:
10.2.1
[***]
10.2.2
[***];
10.2.3
[***]; and
10.2.4
[***]:
(a)
[***]; and
(b)
[***]; and
10.2.5
[***].
10.3
Covenant. [***].
10.4
Costs of Manufacturing Transfer . [***].
11.
REGULATORY MATTERS
11.1
Quality Agreement. The Parties shall enter into a commercial quality agreement (the “Quality Agreement”) on or around the date hereof. Such Quality Agreement is intended to identify the Parties’ respective quality compliance responsibilities and shall be based on Purchaser’s template. Supplier and Purchaser shall perform their respective obligations and comply with all provisions of the Quality Agreement.
11.2
Recalls. Recalls, including costs in respect thereof, shall be governed by Section 2.2.5 and Section 2.3.3 of the License Agreement and the Quality Agreement.
11.3
Recordkeeping. The respective responsibilities and rights of each Party in relation to records and documentation with respect to supply of Product are further set out in the Quality Agreement.
11.4
cGMP Audits. Unless otherwise set out in the Quality Agreement, Purchaser shall have the right to audit, on at least [***] prior written notice, (a) the sites of registered starting materials manufacturers, API manufacturers, CDMOs and Supplier, (b) warehouses where the Product may be stored, and (c) all Facilities listed in the Marketing Authorization or involved in the Product Manufacture and supply, [***]. Any such audit shall take place during normal business hours, and last for no more than [***], include no more than [***] from Purchaser or its representatives, unless for a particular audit additional numbers of days or persons are agreed by the Parties (subject to such additional numbers being permitted by Supplier’s manufacturers’ or its CDMOs’), and not interfere with Supplier’s (or its manufacturers’ or its CDMOs’) normal operations. Where significant compliance issues are detected, Supplier shall [***] to carry out specific, for cause audits upon short notice, designed to lead to the resolution of such compliance issues. [***].
11.5
Product Quality Review. Supplier shall prepare and share with Purchaser any PQR reports related to the Product within [***] from the end of the assessment period. [***].
11.6
[***].
11.7
Pharmacovigilance. The reporting of adverse events, or any other pharmacovigilance matters, in relation to any Product supplied to Purchaser under this Supply Agreement will be governed by a separate pharmacovigilance agreement to be entered into by the Parties pursuant to Section 7.1 of the License Agreement.
12.
COMPLIANCE
12.1
Compliance with Applicable Law. In performing their respective obligations under this Supply Agreement, each Party shall comply with Applicable Law during the Supply Term.
12.2
Anti-Bribery and Anti-Corruption Compliance. Without prejudice to Clause 12.1, the provisions of Section 9.3 (Anti-Bribery and Anti-Corruption Compliance) of the License Agreement, together with the defined terms provided in the License Agreement to the extent necessary to interpret the Parties’ rights and obligations under such provisions, apply to this Supply Agreement mutatis mutandis and are hereby incorporated into this Supply Agreement by reference.
13.
CONFIDENTIALITY
13.1
Confidentiality. The provisions of Section 8.1 (Confidentiality Obligations), Section 8.2 (Permitted Disclosures) and Section 8.3 (Use of Name) of the License Agreement, together with the defined terms provided in the License Agreement to the extent necessary to interpret the Parties’ rights and obligations under such provisions, apply to this Supply Agreement mutatis mutandis with respect to any Confidential Information disclosed by one Party to the other under or in connection with this Supply Agreement and are hereby incorporated into this Supply Agreement by reference. For clarity, each Party may disclose all or any part of the Confidential Information disclosed pursuant to this Supply Agreement to its Affiliates, and to its and its Affiliates’ respective Personnel and Third Party contractors, including CDMOs, in accordance with and subject to Section 8.2.4 of the License Agreement.

13.2
Press Releases; Public Announcements . Purchaser and Supplier agree not to issue any press releases or public announcements concerning this Supply Agreement (and to ensure that their respective Affiliates do not do so) without the prior written consent of the other Party to the form, timing and content of any such release or announcement, except as required by Applicable Law, including disclosure required by any securities exchange.
14.
INDEMNITIES
14.1
Indemnification of Supplier. Purchaser shall indemnify and hold Supplier and its Affiliates harmless from and against any and all Losses arising from any claims from Third Parties (each a “Third Party Claim”) based on or deriving from [***].
14.2
Indemnification of Purchaser. Supplier shall indemnify and hold Purchaser and its Affiliates harmless from and against all Losses arising from Third Party Claims based on or deriving from [***].
14.3
Indemnification Procedures. The provisions of Section 10.3 (Notice of Claim) and Section 10.4 (Control of Defense) of the License Agreement, together with the defined terms provided in the License Agreement to the extent necessary to interpret the Parties’ rights and obligations under such provisions, apply to this Supply Agreement mutatis mutandis with respect to any claim for indemnification pursuant to Clause 14.1 or Clause 14.2 and are hereby incorporated into this Supply Agreement by reference.
15.
LIABILITY
15.1
Disclaimer. Except to the extent set out expressly in this Supply Agreement, all conditions, warranties or other terms which might have effect between the Parties or be implied or incorporated into this Supply Agreement (whether by statute, common law or otherwise) are hereby excluded to the fullest extent permitted by Applicable Law. Without prejudice to the general nature of the previous sentence, unless this Supply Agreement specifically states otherwise, Supplier does not make any representations or warranties with respect to any Product or Technical API, including any representations or warranties as to non-infringement or fitness for a particular purpose.
15.2
Limitation of Liability . TO THE EXTENT PERMITTED BY LAW, NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, UNLESS RESULTING FROM [***].
15.3
Maximum Liability . TO THE EXTENT PERMITTED BY LAW, NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, UNLESS RESULTING FROM [***], NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, NO LIMITATION OF LIABILITY SHALL APPLY WITH RESPECT TO ANY LIABILITY WHICH MAY NOT BE LIMITED OR EXCLUDED BY LAW.
15.4
Recovery of Damages. Neither Party shall be entitled under any provision of this Supply Agreement or the License Agreement to recover damages, or obtain payment, reimbursement, restitution or indemnity more than once in respect of the same loss, shortfall, damage, deficiency, breach or other event or circumstance.

15.5
Determination of Losses. [***].
16.
INSURANCE
16.1
Insurance. Without limiting its obligations and liability under this Supply Agreement, each Party shall effect and maintain, at its own expense, with reputable insurance companies, a third party general and a product liability insurance policy with a limit of liability not lower than [***] or the equivalent amount in local currency for any one occurrence or series of occurrences arising out of any one event or series of events. The policies shall also cover expenses incurred by third parties for the recall of products due to the other Party’s fault with a sublimit not lower [***] or the equivalent amount in local currency. The policies shall be effective and maintained with reputable insurance companies with “S&P, Fitch and AM Best financial rating” not lower than “BBB” or “Moody’s financial rating” not lower than “Baa2”.
16.1.1
Any deductibles, policy exclusions or uncovered risks will remain the sole costs and expenses of the Party that subscribed to such policy.
16.1.2
Notwithstanding the foregoing, either Party shall maintain such insurance coverage during the Supply Term and, thereafter, for a minimum of [***] after the expiration or termination of this Supply Agreement.
16.1.3
Upon request of a Party, the other Party shall provide the requesting Party with a certificate of insurance issued by the insurer or by the broker, which shall include the details of its insurance policy, including, at least, the name of the insurer, the insured business activity, the policy number, the effective date, the expiration date and the limits of liability applied.
16.1.4
If either Party fails to maintain in force any of its own insurance policies in accordance with this Clause 16.1, the other Party shall have the right (but not the obligation) to maintain any relevant insurance coverage by paying the relevant premiums in place of the defaulting Party, with the right to be fully reimbursed by the Party which has failed to maintain the policies required under this Supply Agreement.
17.
FORCE MAJEURE
17.1
Force Majeure . If a Party is prevented from or delayed in performing any of its obligations under this Supply Agreement by a Force Majeure then:
17.1.1
the relevant obligations under this Supply Agreement shall be suspended for as long as the Force Majeure continues and the Party shall not be in breach of this Supply Agreement or otherwise liable for any such failure or delay in the performance of such obligations;
17.1.2
Supplier may, at its sole discretion, procure its CDMOs continue to store or procure the storage of any Product that would otherwise be supplied hereunder if not for the applicable Force Majeure event (including any components thereof) for so long as the Force Majeure continues, and Purchaser shall be liable for all related costs and expenses (including storage, shipping and insurance) with respect thereto;
17.1.3
as soon as reasonably practicable after the start of the Force Majeure, the Party shall notify the other of the nature of the Force Majeure, its anticipated duration, the actions being taken to avoid or minimize its effects, and the likely effects of the Force Majeure on its ability to perform its obligations under this Supply Agreement; and
17.1.4
subject to Clause 18.5, as soon as reasonably practicable after the end of the Force Majeure, it shall notify the other Party that the Force Majeure has ended and shall resume performance of its obligations under this Supply Agreement.
18.
TERM AND TERMINATION
18.1
Term . This Supply Agreement commences and takes effect on the Effective Date and shall, unless terminated earlier in accordance with this Clause 18, continue in effect until the termination or expiration of the License Agreement pursuant to the terms thereof (such period, the “Supply Term”).
18.2
Termination for Material Breach. If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached one or more of its material obligations under this Supply Agreement, including a payment breach in accordance with Clause 8.3.2 or a breach of Purchaser’s covenants set forth in Clause 10.3, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Default

Notice”). If the Breaching Party does not dispute that it has committed a material breach of one or more of its material obligations under this Supply Agreement, and the Breaching Party fails to cure such breach, or fails to take steps as would be considered reasonable to effectively cure such breach, within [***] after receipt of the Default Notice, or within [***] after receipt of a Payment Breach Notice, then the Non-Breaching Party may terminate this Supply Agreement upon written notice to the Breaching Party.
18.3
Termination for Insolvency. In the event that either Party (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] after such filing, (d) proposes a written agreement of composition or extension of its debts, (e) proposes or is a party to any dissolution or liquidation, (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within [***] days of the filing thereof or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may, to the extent permissible by any Applicable Law, terminate this Supply Agreement in its entirety effective immediately upon written notice to such Party.
18.4
Termination for Convenience. Supplier shall have the right to terminate this Supply Agreement at its sole discretion upon one hundred twenty (120) days’ written notice to Purchaser; provided that the effective date of termination following such one hundred twenty (120) days’ written notice to Purchaser is after the earlier of (a) completion of the Manufacturing Transfer and (b) two (2) years after initiation of the Manufacturing Transfer pursuant to Clause 10.1.
18.5
Termination for Force Majeure . Any Party shall have the right to terminate this Supply Agreement upon written notice to the other Party if a Force Majeure is ongoing for six (6) months or longer.
19.
EFFECTS OF TERMINATION
19.1
Effects of Termination.
19.1.1
Expiry or termination of this Supply Agreement for any reason shall be without prejudice to either Party’s other rights and remedies or to any accrued rights and liabilities as the date of such expiry or termination.
19.1.2
Within [***] following the expiration or termination of this Supply Agreement, each Party shall either, at the other Party’s option (a) return to the other Party all Confidential Information received from the other Party under this Supply Agreement to which such Party does not otherwise retain rights under this Supply Agreement or the License Agreement or (b) destroy such Confidential Information, except in either case ((a) or (b)), one (1) copy of such Confidential Information, which may be retained for archival purposes.
19.1.3
If this Supply Agreement is terminated in its entirety other than due to: (a) Purchaser’s material breach pursuant to Clause 18.2, (b) for either Party’s insolvency pursuant to Clause 18.3 or (c) for either Party’s Force Majeure pursuant to Clause 18.5, then Supplier shall complete any Purchase Orders for any Product accepted prior to the date of receipt of notice of such termination and Purchaser shall be required to accept delivery and make payment for such Product in accordance with the terms and conditions of this Supply Agreement; [***].
19.1.4
If this Supply Agreement is terminated due to (a) Purchaser’s material breach pursuant to Clause 18.2, (b) for either Party’s insolvency pursuant to Clause 18.3 or (c) for either Party’s Force Majeure pursuant to Clause 18.5, then, [***].
19.1.5
If this Supply Agreement is terminated by Purchaser due to Supplier’s material breach pursuant to Clause 18.2 and Purchaser continues to comply with its requirements under this Supply Agreement, then [***].

19.1.6
If Supplier provides notice of termination for convenience pursuant to Clause 18.4, Purchaser may upon receipt of such notice of termination, [***].
19.2
Survival. Any provision of this Supply Agreement which expressly or by implication is intended to come into or continue in force on termination or expiry of this Supply Agreement, including Clauses [1 (Definitions and Interpretation), 4.4 (CapEx) 4.6 (Amendments to Purchase Order, to the extent any Purchase Orders are outstanding), 4.7 (Cancellation, to the extent any Purchase Orders are outstanding), 5 (Delivery, to the extent any Purchase Orders are outstanding), 6 (Product Acceptance, Non-Conforming Product and Shortfalls, to the extent any Purchase Orders are outstanding), 7 (Price, to the extent any invoices are outstanding), 8 (Invoicing and Payment), 9 (Representations and Warranties), 10.2 (Manufacturing Transfer Activities) (only upon termination by Purchaser pursuant to Clause 18.2 or Clause 18.3 or by Supplier pursuant to Clause 18.4, to the extent necessary to give effect to Clause 10.1 and until the completion of the Manufacturing Transfer initiated pursuant thereto), 11.2 (Recalls), 13 (Confidentiality, for the relevant time period for such provisions as set out in the License Agreement), 14 (Indemnities), 15 (Liability), 16 (Insurance, for the time period set out therein), 19 (Effects of Termination), 21 (Notices), 22 (Miscellaneous)]1 shall remain in full force and effect.
20.
INDEPENDENT CONTRACTORS
20.1
Independent Contractors. Supplier is acting as an independent contractor under this Supply Agreement. Nothing in this Supply Agreement or any circumstances associated with it or its performance give rise to any relationship of agency, partnership or employer and employee between Purchaser and (a) Supplier, (b) Supplier’s Affiliates and (c) Supplier’s and its Affiliates’ respective Personnel directly and effectively involved, if any, in the performance of this Supply Agreement, nor authorize either Party to make or enter into any commitments for or on behalf of the other Party.
21.
NOTICES
21.1
Notice Requirements . Subject to Clause 21.2, all notices and communications relating to this Supply Agreement shall be in writing and delivered by hand or sent by post or e-mail to the Party concerned at the relevant address set out in this Clause 21 below (or such other address as may be notified from time to time in accordance with this Clause 21 by the relevant Party to the other Party). Any communication shall take effect:
(a)
if hand delivered, upon being handed personally to the addressee (or, where the addressee is a corporation, any one of its directors or its secretary) or being left in a letter box or other appropriate place for the receipt of letters at the relevant Party’s address as set out below;
(b)
if sent by first class registered post, at 10 a.m. on the second Business Day after posting or if overseas by international recorded post, at 10 a.m. on the fifth Business Day after posting;
(c)
if sent by internationally recognized courier service which provides for overnight delivery, at 10 a.m. on the second Business Day after such communication was provided to the courier for delivery; and
(d)
if sent by e-mail, when the e-mail is sent, provided that (i) a copy of the notice is sent by another method referred to in this Clause 21 within one (1) Business Day of sending the e-mail; or (ii) the recipient of the e-mail has sent a reply.

For notices to Supplier:

Chief Executive Officer

1

NewAmsterdam Pharma B.V.

20803 Biscayne Boulevard

Suite 105

Aventura, FL 33180

Attention: [***]

E-mail: [***]

with a copy (which shall not constitute notice) to each of the following:

Chief Manufacturing Officer, NewAmsterdam Pharma B.V.

NewAmsterdam Pharma Holding B.V.

Gooimeer 2-35

1411 DC Naarden

The Netherlands

Attention: [***]

E-mail: [***]

and:

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, D.C. 20001

Attention: [***]

E-mail: [***]

For notices to Purchaser:

A. Menarini International Licensing SA

12-C, Rue Impasse Drosbach - L-1882 - Luxembourg

Attention: [***]

E-mail: [***]

with a copy (which shall not constitute notice) to:

Address: [***]

Attention: [***]

E-mail: [***]

This Clause 21, however, shall not apply to the service of any proceedings or documents in any legal action, arbitration or any other form of dispute resolution procedure.

21.2
Day-to-day Communications. Day-to-day communications relating to the operation of this Supply Agreement, including Drug Product Forecasts and Purchase Orders shall be in writing (which for this purpose may include e-mail) and shall be delivered by e-mail to the alliance managers appointed by the Parties or to such other persons as those alliance managers may agree and shall be deemed to be delivered when the e-mail is sent or if outside normal business hours in the country where the recipient is generally located, the following working day in such country.

22.
MISCELLANEOUS
22.1
No Set Off. Purchaser shall not have any right of set-off (howsoever arising) in respect of any sums payable in connection with this Supply Agreement and all sums payable by Purchaser to Supplier under this Supply Agreement shall be paid in full without set-off, counterclaim or other deduction.
22.2
No License. Nothing in this Supply Agreement shall be deemed to constitute the grant of any license or other right in either Party to or in respect of any product, patent, trademark, Confidential Information, trade secret or other data or any other intellectual property of the other Party except as expressly set forth herein.
22.3
Export Control. This Supply Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Supply Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other Governmental Entity in accordance with Applicable Law.
22.4
Assignment . Without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned, or delayed, neither Party shall sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Supply Agreement or any of its rights or duties hereunder; provided, however, that Supplier may make such an assignment without Purchaser’s consent to its Affiliate or to a successor, whether in a merger, sale of stock, sale of assets or any other transaction, of the business to which this Supply Agreement relates. With respect to an assignment to an Affiliate, the assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder. Any attempted assignment or delegation in violation of this Clause 22.4 shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Supplier or Purchaser, as the case may be. In the event either Party seeks and obtains the other Party’s consent to assign or delegate its rights or obligations to another Party, the assignee or transferee shall assume all obligations of its assignor or transferor under this Supply Agreement.
22.5
Severability . If any provision of this Supply Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Supply Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Supply Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Supply Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Supply Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.
22.6
Governing Law, Jurisdiction and Service .
22.6.1
Governing Law and Jurisdiction. This Supply Agreement shall be governed by and construed in accordance with the laws of [***], excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Supply Agreement to the substantive law of another jurisdiction. The Parties agree to exclude the application to this Supply Agreement of the United Nations Convention on Contracts for the International Sale of Goods. The Parties hereby irrevocably consent to the jurisdiction of [***], suit or proceeding (other than appeals therefrom) arising out of or relating to this Supply Agreement and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. [***].
22.6.2
Service. [***].
22.7
Dispute Resolution. Except as provided in the first sentence of Clause 6.7 and Clause 6.8, if a dispute arises between the Parties in connection with or relating to this Supply Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it shall be resolved pursuant to this Clause 22.7.
22.7.1
General. Any Dispute shall be referred to [***].
22.8
Entire Agreement; Amendments. This Supply Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Supply Agreement. No amendment, modification, release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.
22.9
English Language. This Supply Agreement shall be written and executed in, and all other communications under or in connection with this Supply Agreement shall be in English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.
22.10
Equitable Relief. [***].
22.11
Waiver and Non-Exclusion of Remedies. Any term or condition of this Supply Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.
22.12
No Benefit to Third Parties. Covenants and agreements set forth in this Supply Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.
22.13
Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Supply Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Supply Agreement.
22.14
Counterparts; Execution. This Supply Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Supply Agreement may be executed by electronic verified signature (such as DocuSign), or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

IN WITNESS WHEREOF, the Parties have caused this Supply Agreement to be executed in two counterparts by their respective duly authorized representatives as of the date set forth at the beginning of this Supply Agreement.

[Signature pages follow]

EXECUTION:

SIGNED for and on behalf of NewAmsterdam Pharma B.V. Signature: /s/ Michael Davidson Name: Michael Davidson Title: Chief Executive Officer Authorized Signatory

[Signature Page to Supply Agreement]

SIGNED for and on behalf of
A. Menarini INTERNATIONAL LICENSING S.A.

Signature: [***]

Name: [***]

Title: [***]

Signature: [***]

Name: [***]

Title: [***]

[Signature Page to Supply Agreement]

Schedule 1

Facilities and Registered Batch Size

Product	Facility	Registered Batch Size
Obicetrapib Product	[***]	[***]
Ezetimibe Fixed Dose Combination Product	[***]	[***]

Schedule 2

Drug Product Specifications

The Drug Product Specifications shall detail the requirements that the Drug Product, or materials used or obtained during the manufacture, shall comply with. It is understood that the Drug Product Specifications are intended, subject to the change control process set forth in Clause 2.3 of this Supply Agreement, to be compliant with the technical and pharmaceutical specifications of the Purchaser Marketing Authorisation, as submitted or approved from time to time by the competent Regulatory Authority (detailing the manufacturing process, analytical controls and bulk specifications). Purchaser shall promptly provide to Supplier the technical and pharmaceutical specifications of the Drug Product set forth in the Purchaser Marketing Authorisation submitted or approved from time to time by the competent Regulatory Authority, and, to the extent such technical and pharmaceutical specifications require any changes to the Drug Product Specifications, such changes shall be implemented via, and subject to, the change control process set out in Clause 2.3.

The Drug Product Specifications shall also cover any additional approved specifications that may be agreed between the Parties under the Supply Agreement or the Quality Agreement.

The Drug Product Specifications are attached to the Quality Agreement.

Schedule 2.2

CDMOs

[***]

Schedule 4.1.1

Long Term Forecast

[***]

Schedule 4.1.2

Initial Forecast

[***]

Schedule 4.2

Initial Purchase Order Template

Order from	Order to

Invoice to	Delivery Address

Information

PO Number: Creation Date: Created and Verified by

Vendor: VAT Number: REF:

Incoterms: Payment terms:

Acknoledge number (SO):

Item	Material Code/Description	Quantity	UoM	Price	Delivery Date	Total Amount
00010			PC			

Total net value excl. tax

Total value

Schedule 7.1

Provisional COGS and Price

[***]